                                                                     Exhibit l.3

                             BELL, BOYD & LLOYD LLC
                           Three First National Plaza
                       70 West Madison Street, Suite 3300
                          Chicago, IIlinois 60602-4207
                                  312 372-1121
                                Fax 312 372-2098

                                 April 14, 2003

As counsel for Nuveen Preferred and Convertible Income Fund (the "Registrant"), we consent to the incorporation by reference of our opinion, filed with pre-effective amendment no. 2 to the Registrant's registration statememnt on Form N-2 (File Nos. 333-102903 and 811-21293) on February 25, 2003.

In giving this consent we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.


                           Very truly yours,



                           /s/ Bell, Boyd & Lloyd LLC